Exhibit 4.1





                            2003 AMENDED AND RESTATED

                                WARRANT AGREEMENT

                                   Dated as of

                                 March 11, 2003

                                     between

                             WASHINGTON MUTUAL, INC.

                                       and

                          MELLON INVESTOR SERVICES LLC,

                              as the Warrant Agent






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                                TABLE OF CONTENTS
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ARTICLE I Defined Terms............................................................................................1

         1.1      Definitions......................................................................................1
         1.2      Other Definitions................................................................................4


ARTICLE II Warrant Certificates....................................................................................5

         2.1      Issuance of Warrant Certificates.................................................................5
         2.2      Form and Dating..................................................................................5
         2.3      Execution and Countersignature...................................................................6
         2.4      Certificate Register.............................................................................6
         2.5      Transfer and Exchange............................................................................7
         2.6      ReplacementCertificates..........................................................................9
         2.7      Cancellation.....................................................................................9
         2.8      Purchase of Warrants by the Company..............................................................9


ARTICLE III Exercise Terms.........................................................................................9

         3.1      Number of Warrant Shares; Exercise Price.........................................................9
         3.2      Exercise Period..................................................................................10
         3.3      Expiration.......................................................................................10
         3.4      Manner of Exercise...............................................................................11
         3.5      Issuance of Warrant Shares.......................................................................11
         3.6      Fractional Warrant Shares........................................................................12
         3.7      Reservation of Warrant Shares....................................................................12
         3.8      Compliance with Law..............................................................................12
         3.9      Holders Not Entitled to Interest.................................................................13


ARTICLE IV  Adjustments............................................................................................13

         4.1      Reclassifications, Redesignations or Reorganizations of Common Stock.............................13
         4.2      Combination......................................................................................13
         4.3      Exercise Price Adjustment........................................................................14
         4.4      Other Events.....................................................................................14
         4.5      Notice of Certain Transactions...................................................................14
         4.6      Adjustment to Warrant Certificate................................................................15


ARTICLE V Warrant Agent............................................................................................15

         5.1      Nature of Duties and Responsibilities Assumed....................................................15
         5.2      Right to Consult Counsel.........................................................................17

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         5.3      Compensation and Reimbursement...................................................................17
         5.4      Indemnification..................................................................................17
         5.5      Warrant Agent May Hold Company Securities........................................................17
         5.6      Change of Warrant Agent..........................................................................18
         5.7      Merger or Consolidation or Change of Name of Warrant Agent.......................................18


ARTICLE VI Rights of Holders.......................................................................................19

         6.1      Holders not Stockholders.........................................................................19
         6.2      Claims by Holders................................................................................19
         6.3      Control of Litigation............................................................................19
         6.4      Determination of Values..........................................................................20


ARTICLE VII Miscellaneous..........................................................................................20

         7.1      Information......................................................................................20
         7.2      Amendment........................................................................................20
         7.3      Notices..........................................................................................20
         7.4      Governing Law....................................................................................21
         7.5      Waiver of Jury Trial.............................................................................21
         7.6      Entire Agreement, Etc............................................................................21
         7.7      Counterparts and Facsimile.......................................................................22
         7.8      Captions.........................................................................................22
         7.9      Severability.....................................................................................22
         7.10     No Third-Party Beneficiaries.....................................................................22
         7.11     Successors.......................................................................................22

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EXHIBIT A         Form of Warrant Certificate
EXHIBIT B         Form of Election to Purchase Warrant Shares
EXHIBIT C         Certificate for Exchange of Global Warrant Certificate
EXHIBIT D         Fee Schedule (not included with this exhibit)



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                  THIS 2003 AMENDED AND RESTATED WARRANT AGREEMENT, dated as of
March 11, 2003 (this "Agreement"), between Washington Mutual, Inc (the "Company"), successor by merger to DIME BANCORP, INC., a Delaware corporation ("Dime") and Mellon Investor Services LLC, a New Jersey limited liability company (the "Warrant Agent"), successor to EQUISERVE TRUST COMPANY, N.A. and EQUISERVE LIMITED PARTNERSHIP, as Warrant Agent ("Equiserve"), amends and restates the Warrant Agreement, dated as of December 21, 2000, between Dime and Equiserve, as previously amended and restated by the parties hereto.

                                    RECITALS

                  A. The Board of Directors of Dime authorized a distribution of one Litigation Tracking Warrant(TM) (a "Warrant") for each share of Dime's common stock, par value $0.01 per share (the "Dime Common Stock"), outstanding as of the Close of Business (as defined below) on the Record Date (as defined below). Each Warrant represents the right to purchase shares or a portion of a share of Dime's common stock (subject to adjustment as provided herein), upon the terms and subject to the conditions herein set forth.

                  B. The Board of Directors of Dime also authorized the issuance of Warrants to holders of outstanding Dime Convertible Securities (as defined herein) who exercise or convert such Dime Convertible Securities at any time and from time to time before the occurrence of the Trigger (as defined herein).

                  C.  On January 4, 2002, Dime merged with and into the
Company (the "Merger") and the Company succeeded to Dime's rights and obligations with respect to the Warrants. As a result of the Merger, Warrant holders will be entitled to receive, if and when the Warrants are exercised and in accordance with the terms of this Agreement, for each Warrant they hold, shares of Washington Mutual common stock (the "Common Stock").

                  D. In order to issue Warrants to holders of options to purchase Common Stock, which options were previously Dime Convertible Securities prior to the Merger, who exercise or convert such options at any time and from time to time before the occurrence of the Trigger, and to set forth the terms of the Warrants following the Merger, the Company has determined to enter into this Agreement with the Warrant Agent.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

                                   ARTICLE I
                                  Defined Terms

                  1.1 Definitions. As used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  "Adjusted Litigation Recovery" means an amount equal to 85% of the amount obtained from the following equation: (a) the Amount Recovered minus
(b) the sum of the following: (i) the total of all expenses incurred by or on behalf of the Bank and the Company in pursuing the Litigation and obtaining the Amount Recovered (whether incurred before or after the date hereof), including, without limitation, fees and expenses of counsel, witnesses, experts and consultants, (ii) the total of all expenses incurred by the Company in


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connection with the creation, issuance and trading of the Warrants, including, without limitation, legal, financial advisory and accounting fees, the fees and expenses of the Warrant Agent and printing and registration costs (whether incurred before or after the date hereof) and (iii) an amount equal to the Amount Recovered, less the expenses described in the preceding clauses (i) and
(ii), multiplied by the combined highest federal, New York State and New York City income tax rates applicable to financial institutions in the year (or years) in which the amount of the damages (in whole or in part) is fixed or determinable (after taking into account the effect of the deductibility of such taxes for federal and state income tax purposes).

                  "Adjusted Stock Price" means the average of the daily Closing Prices of a share of Common Stock for the thirty consecutive Trading Days ending on and including the Determination Date; provided, that if the context in which this defined term is used is with respect to securities other than shares of Common Stock, then "Adjusted Stock Price" means the average of the daily Closing Prices of a unit of such securities for the thirty consecutive Trading Days ending on and including the Determination Date minus the Exercise Price determined for such securities in the manner described in Section 4.3; and provided, further that if the context in which this defined term is used is with respect to property other than publicly traded securities, then "Adjusted Stock Price" means the Fair Market Value of the amount of such property distributable in respect of one share of Common Stock.

                  "Amount Recovered" means the aggregate amount of any cash payment and the Fair Market Value of any property or assets actually received by the Bank pursuant to a final, nonappealable judgment in or final settlement of the Litigation (including any post-judgment interest actually received by the Bank on any Amount Recovered).

                  "Assistant Secretary" means any assistant secretary or person of similar title of the Company.

                  "Bank" means Washington Mutual Bank, FA, a federal association or any successor thereto.

                  "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the State of Washington are authorized or required by law to close.

                  "Close of Business" on any given date means 5:00 P.M., Western time, on such date; provided, however, that if such date is not a Business Day it will mean 5:00 P.M., Western time, on the next succeeding Business Day.

                  "Closing Price" on any day means the closing sale price regular way (with any relevant due bills attached) of a share of Common Stock on such day, or in case no such sale takes place on such day, the average of the



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reported closing bid and asked prices regular way (with any relevant due bills attached) of a share of Common Stock, in each case on the NYSE Composite Tape (or any successor composite tape reporting transactions on national securities exchanges), or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which will be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Days ending on and including the Determination Date), or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way (with any relevant due bills attached) of a share of Common Stock on the over-the-counter market on the day in question as reported by NASDAQ, or a similar generally accepted reporting service, or if not so available as determined in good faith by the Board, on the basis of such relevant factors as it in good faith considers appropriate.

                  "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person.

                  "Determination Date" means the 30th calendar day before the date on which the Bank receives the total amount of the Amount Recovered unless such date is not a Trading Day, in which case the Determination Date will be the next succeeding Trading Day. If the Amount Recovered is payable by the United States Government in installments, the Determination Date will be the 30th calendar day before the date on which the Bank receives the last installment of the Amount Recovered unless such date is not a Trading Day, in which case the Determination Date will be the next succeeding Trading Day.

                  "Dime Exchange Ratio" means 1.1232, which is the "Exchange Ratio" as defined and calculated in accordance with Section 2.5(b) of the Agreement and Plan of Merger, dated as of June 25, 2001, by and between the Company and Dime.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means the fair market value of the relevant property on the Determination Date as determined in good faith by the Board, on the basis of such factors as it in good faith considers appropriate.

                  "Holder" means the duly registered holder of a Warrant under the terms of this Agreement.

                  "Litigation" means the Bank's case against the United States Government in the United States Court of Federal Claims entitled Anchor Savings Bank, FSB v. United States, No. 95-39C, filed on January 13, 1995.

                  "NASDAQ" means the stock market and automated quotation system operated by the National Association of Securities Dealers, Inc.

                  "NYSE" means the stock exchange operated by The New York Stock Exchange, Inc.

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                  "Officer" means the Chief Executive Officer, the President, any Senior Executive Vice President or any Executive Vice President of the Company.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Record Date" means December 22, 2000.

                  "SEC" means the Securities and Exchange Commission.

                  "Secretary" means the secretary of the Company.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Trading Day" means a date on which the NYSE or NASDAQ (or any successor thereto) is open for the transaction of business.

                  "Trigger" means the occurrence of all of the following events:
(a) receipt by the Bank of the Amount Recovered in full, (b) determination by the Bank of the amount of the Adjusted Litigation Recovery and (c) receipt of all regulatory approvals necessary to issue the shares of Common Stock to be issued upon the exercise of the Warrants, including without limitation, the effectiveness of a registration statement relating to the issuance of the Warrant Shares under the Securities Act.

                  "Warrant Shares" means the shares of Common Stock of the Company issued and received upon exercise of the Warrants.

1.2      Other Definitions.

                                                                 Defined in
                            Term                                 Section

"Agent Members"..................................................2.2(c)
"Certificate Register"...........................................2.4
"Certificated Warrants"..........................................2.2(a)
"Common Stock"...................................................Recitals
"Company"........................................................Recitals
"Dime"...........................................................Recitals
"Dime Common Stock"..............................................Recitals
"Dime Convertible Securities"....................................2.1(a)
"DTC"............................................................2.2(b)
"Exercise Notice"................................................3.2
"Exercise Price".................................................3.1
"Global Warrant".................................................2.2(b)
"Maximum Number of Warrants".....................................2.1(b)
"Merger".........................................................Recitals
"Number of Shortfall Shares".....................................3.7(b)



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"Registrar"......................................................3.7(a)
"Successor Company"..............................................4.2(b)
"Successor Warrant Agent"........................................5.6
"Termination Date"...............................................3.3
"Termination Notice".............................................3.3
"Transfer Agent".................................................3.5
"Warrant"........................................................Recitals
"Warrant Agent"..................................................Recitals
"Warrant Certificate"............................................2.1(a)
"Warrant Exercise Period"........................................3.2(b)

                                   ARTICLE II

                              Warrant Certificates

                  2.1 Issuance of Warrant Certificates. (a) At any time and from time to time before the Trigger occurs, the Company may instruct the Warrant Agent in writing to issue, in accordance with its instructions and the provisions of this Article 2, one or more Warrant Certificates, in substantially the form of Exhibit A hereto (a "Warrant Certificate"), evidencing Warrants to holders of stock options of the Company that were outstanding on the Record Date as options to purchase Dime Common Stock (all options to purchase Dime Common Stock outstanding as of the Record Date, the "Dime Convertible Securities") to such holders who exercise or convert such Dime Convertible Securities into shares of Common Stock and Warrants in accordance with the terms and conditions of such Dime Convertible Securities.

                  (b) The maximum number of Warrants (the "Maximum Number of Warrants") that may be issued hereunder is equal to 112,975,597 (the sum of
(i) the number of shares of Dime Common Stock that were outstanding on the Record Date plus (ii) the number of Warrants issuable to holders of Dime Convertible Securities had all Dime Convertible Securities been exercised immediately before the Record Date).

                  2.2 Form and Dating. The Warrant Certificates will be substantially in the form of Exhibit A, hereto. The Warrants may have such notations, legends or endorsements as the Company may deem appropriate, which do not affect the rights, duties or responsibilities of the Warrant Agent, and as are not inconsistent with the provisions hereof or as may be required by law, stock exchange or stock market rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Warrant will be dated the date of its countersignature.

                  (a) Certificated Warrants. The Warrants may be issued in definitive form represented by a physical Warrant Certificate (such certificate and all other certificates representing physical delivery of Warrants in definitive form being called "Certificated Warrants").

                  (b) Global Warrant. The Warrants may be issued in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the "Global Warrant"), which



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will be registered on the records of the Warrant Agent on behalf of beneficial owners of Warrants and in the name of the Depository Trust Company ("DTC") or a nominee of DTC, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The number of Warrants represented by Global Warrants may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and DTC or its nominee as hereinafter provided. Except as provided in Section 2.5, owners of beneficial interests in a Global Warrant will not be entitled to receive physical delivery of Certificated Warrants.

                  (c) Book-Entry Provisions. Members of, or participants in, DTC ("Agent Members") will have no rights under this Agreement with respect to any Global Warrant held on their behalf with DTC or by the Warrant Agent or under such Global Warrant, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein will prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

                  2.3 Execution and Countersignature. (a) With respect to any Global Warrant to be issued hereunder, one Officer will sign, and the Secretary or any Assistant Secretary will attest, such Global Warrant. The Warrant Agent, upon the written instruction of the Company signed by an Officer, will countersign any Global Warrant certificate by manual or facsimile signature, and such Global Warrant will be registered in accordance with Section 2.2(b) hereof.

                  (b) With respect to all other Warrants, an Officer will sign, and the Company's Secretary or any of its Assistant Secretaries will attest, the Warrant Certificates for the Company by manual or facsimile signature. The Warrant Agent will countersign and deliver the Warrant Certificates for original issue, in each case upon a written instruction of the Company signed by an Officer of the Company. Such instruction will specify (in addition to the number of Warrants) the date on which the original issue of Warrants is to be countersigned.

                  (c) If an Officer whose signature is on a Warrant
Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant will be valid nevertheless. A Warrant will not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. The signature will be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

                  (d) The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

                  2.4 Certificate Register. The Warrant Agent will keep a register (the "Certificate Register") of the Warrant Certificates and of their



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transfer and exchange which the Company may examine upon reasonable written notice. The Certificate Register will show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate and neither the Company nor the Warrant Agent will be affected by any notice to the contrary.

                  2.5 Transfer and Exchange.

                  (a) Transfer and Exchange of Certificated Warrants. When Certificated Warrants are presented to the Warrant Agent with a request to register the transfer or exchange of such Certificated Warrants, the Warrant Agent will register the transfer or make the exchange as requested; provided, that the Certificated Warrants surrendered for transfer or exchange have been duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

                  (b) Restrictions on Transfer of Certificated Warrants for a Beneficial Interest in a Global Warrant. Certificated Warrants may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of Certificated Warrants, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Warrants to reflect an increase in the number of Warrants represented by the Global Warrant, then the Warrant Agent will, and is hereby instructed to, cancel such Certificated Warrants and cause, or direct DTC to cause, the number of Warrants represented by the Global Warrant to be increased accordingly.

                  (c) Transfer and Exchange of Global Warrants. The transfer and exchange of beneficial interests in a Global Warrant will be effected through DTC, in accordance with this Agreement and the procedures of DTC.

                  (d) Restrictions on Transfer and Exchange of the Global Warrant. Notwithstanding any other provisions of this Agreement, Global Warrants may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

                  (e) Authentication and Distribution of Certificated Warrants. If at any time:

                           (i) DTC notifies the Company that DTC is unwilling or unable to continue as depositary for Global Warrants and a successor depositary for Global Warrants is not appointed by the Company within 90 calendar days after delivery of such notice;

                           (ii) DTC ceases to be a clearing agency registered under the Exchange Act; or

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                           (iii) the Company, in its sole discretion, notifies
                           the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants under this Agreement;

then, the Company will execute, and the Warrant Agent, upon receipt of a written order of the Company signed by an Officer requesting the delivery of Certificated Warrants to the holders of beneficial interests in the Global Warrant, will countersign and deliver Certificated Warrants equal to the number of Warrants represented by Global Warrants, in exchange for such Global Warrants. Certificated Warrants issued in exchange for a beneficial interest in a Global Warrant will be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Warrant Agent in writing. The Warrant Agent is hereby instructed to deliver such Certificated Warrants to the Persons in whose names such Warrants are so registered in accordance with the written instructions of DTC.

                  (f) Cancellation or Adjustment of Global Warrants. At such time as all beneficial interests in Global Warrants have either been exchanged for Certificated Warrants, redeemed, repurchased or canceled, such Global Warrant will be returned to DTC for cancellation or retained and canceled by the Warrant Agent. At any time before such cancellation, if any beneficial interest in a Global Warrant is exchanged for Certificated Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant will be reduced and an adjustment will be made on the books and records of the Warrant Agent with respect to such Global Warrant, by the Warrant Agent or DTC, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Warrants.

                           (i) To permit registrations of transfers and exchanges, the Company will execute and the Warrant Agent will countersign Certificated Warrants and Global Warrants as required pursuant to the provisions of this Section 2.5.

                           (ii) All Certificated Warrants and Global Warrants issued upon any registration of transfer or exchange of Certificated Warrants will be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Certificated Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

                           (iii) Before due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent nor the Company will be affected by any notice to the contrary.

                           (iv) No service charge will be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to


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                           cover any tax or other governmental charge that may
                           be imposed in connection with any registration of transfer or exchange of Warrant Certificates. The Warrant Agent shall have no duty or obligation under this Section 25 unless and until it is satisfied tat all such taxes and/or changes have been paid in full.

                  2.6 Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company will issue and the Warrant Agent will countersign a replacement Warrant Certificate. If required by the Warrant Agent or the Company, such Holder will furnish an indemnity bond or other instrument sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate.

                  2.7 Cancellation. (a) In the event the Company will purchase or otherwise acquire Certificated Warrants, the same will thereupon be delivered to the Warrant Agent for cancellation.

                  (b) The Warrant Agent and no one else will cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants that have been exercised or Warrants that the Company has purchased or otherwise acquired.

                  2.8 Purchase of Warrants by the Company. The Company will have the right, except as limited by law or other agreement, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

                                  ARTICLE III

                                 Exercise Terms

                  3.1 Number of Warrant Shares; Exercise Price. Each Warrant will, upon exercise thereof and subject to adjustment as provided herein, entitle the Holder thereof to purchase the number of shares of Common Stock equal to the quotient of (a) the quotient of (i) the Adjusted Litigation Recovery divided by (ii) the Maximum Number of Warrants (112,975,597), divided by (b) the product of (x) the Adjusted Stock Price, and (y) the Dime Exchange Ratio (1.1232), upon surrender or cancellation of the Warrant and payment of an exercise price per Warrant equal to the number of shares of Common Stock for which the Warrant is exercisable multiplied by the Exercise Price (as defined below). All calculations made pursuant to this Section 3.1 will be performed by the Company (with written notice of any such calculation to the Warrant Agent) and shall be rounded to the nearest ten-thousandth. As of the date of this Agreement, the "Exercise Price" is zero dollars and zero cents ($0.00) per each whole share of Common Stock, but shall be subject to adjustment as provided in this Agreement. The Warrant Agent shall not be deemed to have knowledge of any



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such calculations made pursuant to this Section 3.1 unless and until it has received written notice thereof, and the Warrant Agent shall have no duty or obligation to inquire as to whether any such calculation is accurate.

                  3.2 Exercise Period. (a) The Company will provide written notice, as described below (the "Exercise Notice") to each Holder and the Warrant Agent, of the occurrence of the Trigger not more than 15 calendar days after the occurrence thereof. If the Amount Recovered is payable by the United States government in installments, the Trigger will not be deemed to have occurred until the Bank receives the last installment of the Amount Recovered. The Exercise Notice will be dated the date it is first sent to Holders and the Warrant Agent and will be provided by means of a press release to one or more national news services and by mailing such notice first class, postage prepaid, to each Holder at such Holder's address as it appears on the Certificate Register; provided, however, that neither the failure to give such notice by mail to any particular Holder or the Warrant Agent nor any defect therein will affect the validity of the Exercise Notice or the expiration of all Warrants on the Close of Business on the last day of the Warrant Exercise Period with respect to the other Holders. The Exercise Notice will contain the following information:

                  (i) that the Trigger has occurred,

                  (ii) the total number of shares for which the Warrants are exercisable,

                  (iii) the number of shares of Common Stock for which one Warrant is exercisable,

                  (iv) the Exercise Price (if any) per Warrant,

                  (v) the manner in which the Warrants are exercisable, and

                  (vi) the date on which the Warrants will no longer be exercisable.

                  (b) Subject to the terms and conditions set forth herein, each Warrant will be exercisable at any time or from time to time during the 60-day period commencing on the date on which the Exercise Notice is first sent to Holders and the Warrant Agent pursuant to Section 3.2(a) (the "Warrant Exercise Period").

                  (c) No Warrant will be exercisable after the Close of Business on the last day of the Warrant Exercise Period.

                  3.3 Expiration. A Warrant will terminate and become void as of the earlier of (a) the Close of Business on the last day of the Warrant Exercise Period, (b) the Close of Business on the date the Litigation has been disposed of in a manner such that no shares of Common Stock or other securities or property will be issuable under the terms of the Warrants (and the Agent shall receive prompt written notice thereof)(the "Termination Date") or (c) the time and date such Warrant is exercised. The Company will provide notice, as described below (the "Termination Notice"), of the occurrence of the Termination Date or the expiration of the Warrant Exercise Period not more than 60 calendar days after the occurrence thereof to the Holders and the Warrant Agent. The Termination Notice will be dated the date it is first sent to Holders and the Warrant Agent and will be provided by means of a press release to one or more national news services and by mailing such notice first class, postage prepaid, to each Holder at such Holder's address as it appears on the Certificate Register. The Termination Notice will state the following:

                  (i) that the Termination Date has occurred or the Warrant Exercise Period has expired, as the case may be, and

                  (ii) that all outstanding Warrants have terminated and become void.

The Warrants will terminate and become void as provided herein notwithstanding the Company's failure to give the Termination Notice. The Warrant Agent shall not be deemed to have knowledge the Termination Date has occurred , the Warrant Exercise Period has expired or the outstanding Warrants have terminated unless and until it shall have received written notice thereof.

                  3.4 Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase Common Stock on the reverse thereof properly completed and validly executed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the total Exercise Price (if any) for the number of Warrants being exercised. Such payment will be made by certified or official bank check or personal check payable to the order of the Company. Subject to Sections 3.2 and 3.3, the Warrants will be exercisable at the election of the Holders thereof either in full at any time or from time to time in part. In the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time before the expiration of the Warrant Exercise Period a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued and its exercise will also be subject to Sections 3.2 and 3.3. The Warrant Agent will countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, will supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose. The Warrant Agent will account promptly to the Company with respect to all Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

                  3.5 Issuance of Warrant Shares. Subject to Section 3.6, upon the surrender of Warrant Certificates and payment of the Exercise Price in accordance with Section 3.4, the Company will issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or such other securities or property to which it is entitled, to the Person or Persons entitled to receive the same, together with the payment of cash by the Company as provided in Section 3.6 in respect of any fractional Warrant Shares. Such certificate or certificates will be deemed to have been issued and any Person so designated to be named therein will be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

                  3.6 Fractional Warrant Shares. The Company will not issue fractional Warrant Shares. If any fraction of a Warrant Share would, except for this Section 3.6, be issuable, the Company will pay an amount in cash equal to
(a) the sum of (i) the Adjusted Stock Price and (ii) the Exercise Price (if any) per whole Warrant Share that would have been received), multiplied by (b) such fraction. Such cash amount will be rounded to the nearest whole cent.

                  3.7 Reservation of Warrant Shares. (a) The Company will use its best efforts to at all times keep reserved and available out of its authorized and unissued shares of Common Stock or shares of Common Stock held in its treasury a number of shares of Common Stock sufficient to provide for the exercise in full of all Warrants then outstanding or reserved for issuance pursuant to Section 2.1. The registrar for the Common Stock (the "Registrar") will at all times until the Termination Date, or the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares as will be required for such purpose. The Company will keep a copy of this Agreement on file with the Registrar. The Company will supply such Registrar with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section
3.6. The Company will furnish to such Registrar a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

                  (b) If, upon the Trigger, the number of shares of Common Stock authorized but not issued plus the number of shares of Common Stock held in the Company's treasury is less than the number of shares of Common Stock necessary to permit the exercise in full of the Warrants then outstanding or reserved for issuance pursuant to Section 2.1 (the number of shares of Common Stock comprising such deficiency being the "Number of Shortfall Shares"), then the Company will either (i) to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, commence a tender offer or buyback for the aggregate number of shares of Common Stock at least equal to the Number of Shortfall Shares or (ii) call a special meeting of the holders of Common Stock for the purpose of increasing the number of authorized shares of Common Stock in an amount at least equal to the Number of Shortfall Shares. In such an event, the Warrant Exercise Period will be automatically extended to 60 calendar days after (A) the date on which the tender offer or buyback referred to in clause (i) above is successfully completed or (B) the effective date of the increase in the number of authorized shares of Common Stock referred to in clause (ii) above.

                  (c) The Company covenants that all shares of Common Stock that may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes, liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

                  3.8 Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event will a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) an exemption from such registration requirements is available to all Holders under the Securities Act at the time of such exercise.

                  (b) If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange or stock market, registration with or approval of any governmental authority, or listing on any such national securities exchange or stock market before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange or stock market.

                  3.9 Holders Not Entitled to Interest. Notwithstanding anything to the contrary, Holders will not be entitled to receive any interest or additional shares of our common stock for any period, including, without limitation, the period of time between the date on which the Bank receives the Amount Recovered (in full or in part) and the date on which the Warrants become exercisable.

                                   ARTICLE IV

                                   Adjustments

                  4.1 Reclassifications, Redesignations or Reorganizations of Common Stock. (a) In the event that at any time or from time to time after the date hereof the Company will issue by reclassification, redesignation or reorganization of the shares of Common Stock any shares of capital stock of the Company then, in any such event, the Holders will have the right to receive upon exercise of each Warrant the number of shares of such capital stock of the Company equal to the Adjusted Litigation Recovery divided by the Maximum Number of Warrants divided by the aggregate Adjusted Stock Price of the capital stock of the Company that 1.1232 shares of Common Stock were exchanged for or converted into as a result of such reclassification, redesignation or reorganization.

                  (b) The proportion and type of capital stock of the Company that the Holders will have the right to receive in the circumstance set forth in Section 4.1(a) will be in the same proportion and type as one share of Common Stock was exchanged for or converted into as a result of such reclassification, redesignation or reorganization. Such adjustment will become effective immediately after the effective date of such reclassification, redesignation or reorganization. In the event of the occurrence of more than one of the foregoing, such adjustments will be made successively.

                  4.2 Combination. (a) Except as provided in Section 4.2(c), in the event of a Combination, the Holders will have the right to receive upon exercise of each Warrant the number of shares of capital stock or other securities or an amount of property equal to the Adjusted Litigation Recovery divided by the Maximum Number of Warrants divided by the aggregate Adjusted Stock Price of the capital stock, other securities or property that 1.1232 shares of Common Stock were exchanged for or converted into as a result of such Combination.

                  (b) The proportion and type of capital stock, other securities or property that the Holders will have the right to receive in the circumstance set forth in Section 4.2(a) will be in the same proportion and type as one share of Common Stock was exchanged for or converted into as a result of such Combination. The provisions of this Section 4.2 will similarly apply to successive Combinations involving the surviving or acquiring Person (the "Successor Company") in any Combination.

                  (c) In the event of a Combination where consideration is payable to holders of Common Stock in exchange for their shares solely in cash, the Holders will have the right to receive upon exercise of each Warrant cash in an amount equal to the Adjusted Litigation Recovery divided by the Maximum Number of Warrants, less the Exercise Price (if any). In case of any Combination described in this Section 4.2(c), the surviving or acquiring Person will promptly after the occurrence of the Trigger deposit with the Warrant Agent the funds necessary to pay to the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is hereby instructed to make payment to the Holders by delivering a check in such amount as is appropriate to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants. No interest will accrue to the Holders or the surviving or acquiring Person on such funds.

                  (d) The Company hereby represents and warrants that any Successor Company will enter into, and the Company will provide, an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section
4.2 and providing for adjustments, which will be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV.

                  4.3 Exercise Price Adjustment. In case of any reclassification, redesignation or reorganization described in Section 4.1 or any Combination described in Section 4.2, the Exercise Price of one Warrant after such reclassification, redesignation, reorganization or Combination will equal (i) if the Warrants are exercisable into stock only or stock and any cash or property other than cash which is received instead of any fractional share of stock, the per share par value (if any) of such stock multiplied by the number of shares of such stock into which one Warrant is exercisable and (ii) if the Warrants are exercisable for cash or property only, $0.01. The Exercise Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board may determine in good faith to be equitable in the circumstances. The Warrant Agent shall not be deemed to have knowledge of any such adjustment of the Exercise Price unless and until it has received written notice thereof.

                  4.4 Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board may make, without the consent of the Holders, such adjustments to the terms of this Article IV, in accordance with such essential intent and principles, as will be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid.

                  4.5 Notice of Certain Transactions. In the event that the Company will publicly announce a plan (a) to effect any reclassification, redesignation or reorganization of its shares of Common Stock, (b) to effect any capital reorganization, consolidation or merger or (c) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will within 5 calendar days after such public announcement send to the Warrant Agent and the Warrant Agent will within 5 Business Days after receipt of such notice thereof and the form of notice of action, send the Holders a notice (in such form as will be furnished to the Warrant Agent by the Company) of such proposed action, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which notice will specify the expected date that such issuance or event is to take place and the expected date of participation therein by the holders of Common Stock and will briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other securities or property, if any, and the number of shares of Common Stock and other securities or property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action.

                  4.6 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article IV, and Warrant Certificates issued after such adjustment may have the same terms and conditions as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments, which do not affect the rights, duties or responsibilities of the Warrant Agent and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE V

                                  Warrant Agent

                  5.1 Nature of Duties and Responsibilities Assumed.

                  (a) Appointment. The Company hereby appoints the Warrant Agent to act as agent of the Company as expressly set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions herein set forth (and no implied duties or obligations), by all of which the Company and the Warrant Holders, by their acceptance thereof, will be bound.

                  (b) Authorization. Whenever in the performance of its duties under this Agreement, the Warrant Agent will deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Officer and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) Liability of Warrant Agent. The Warrant Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct, as each is finally determined by a court of competent jurisdiction. The Warrant Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only. The Warrant Agent will not have any liability or responsibility in respect of the legality, validity or enforceability of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor will it be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it be responsible or liable for the making of any change in the number of shares of Common Stock required under the provisions of Article IV or responsible for the manner, method or amount of any such change or the ascertaining of the existence of any facts that would require any such adjustment or change; nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and nonassessable. The Warrant Agent will not be responsible or liable for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company. The Warrant Agent will not incur any liability or responsibility to the Company or to any Warrant Holder for any action taken, suffered or omitted, in reliance on any notice, resolution, waiver, consent, order, instruction, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent. The provisions provided in this Section shall survive to termination of this Agreement and the resignation or removal of the Warrant Agent hereunder.

                   (d) Litigation. The Warrant Agent will be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more Holders of Warrants will furnish the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent will be brought in its name as Warrant Agent and any recovery of judgment, except for judgments relating to claims of indemnification and compensation due the Warrant Agent hereunder, will be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear. The Warrant Agent will promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

                  (e) Instructions from the Company. The Warrant Agent is hereby authorized and directed to accept written instructions, orders or other communications, with respect to the performance of its duties hereunder from an Officer, and to apply to any such Officer for advice or instructions in connection with the Warrant Agent's duties, and it will not be liable for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the instructions of any such Officer.

                  (f) Agents. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any of its duty or obligation hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agent or for any loss to the Company, any Holder, or any other Person, resulting from such act, default, neglect or misconduct, absent gross negligence or willful misconduct, as each is finally determined b a court of competent jurisdiction, in the selection and in the continued employment of any such attorney or agent.

                  (g) Other Acts. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

                  (h) Agreement as Source of Duties. The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the expressed provisions hereof.

                  5.2 Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the advice or opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith in accordance with such advice or opinion.

                  5.3 Compensation and Reimbursement. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as set forth in the attached Exhibit D, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the preparation, delivery, execution, amendment and administration of this Agreement (including the reasonable compensation and expenses of its counsel). The provisions of this Section 5.3 shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of compensation shall be paid by the Company.

                  5.4 Indemnification. The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expenses incurred without gross negligence, bad faith or willful misconduct on its part (as each is finally determined by a court of competent jurisdiction) for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The indemnity provided herein shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

                  5.5 Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer affiliate or employee of the

Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or have a pecuniary interest in any transaction in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein will preclude the Company and its affiliates from engaging the Warrant Agent in any other capacity.

                  5.6 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent upon 60 calendar days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. Notwithstanding the foregoing, if the Warrant Agent becomes incapable of acting or is adjudged a bankrupt or insolvent or a receiver of the Warrant Agent or its property is appointed or any public officer takes control of the Warrant Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Warrant Agent immediately. If the Warrant Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Warrant Agent (the "Successor Warrant Agent") and will, within 30 calendar days following such appointment, give notice thereof in writing to each registered Holder of the Warrant Certificates. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a Successor Warrant Agent is appointed. After appointment, the Successor Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent will deliver and transfer to the Successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for this purpose. Failure to give any notice provided for in this Section, however, or any defect therein will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the Successor Warrant Agent, as the case may be.

                  5.7 Merger or Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent or any Successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any Successor Warrant Agent shall be a party, or any Person succeeding to the business of the Warrant Agent or any Successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such Successor Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such Successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any Successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the Successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                                   ARTICLE VI

                               Rights of Holders

                  6.1 Holders not Stockholders. No Holder, as such, will be entitled to vote or to receive dividends or otherwise will be deemed to be the holder of shares of Common Stock for any purpose, nor will anything contained herein or in any Warrant Certificate be construed to confer upon any Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, unless and until such Warrant Certificate will have been surrendered for exercise as provided in this Agreement, payment in respect of such exercise will have been received by the Warrant Agent, and shares of Common Stock will have become issuable thereunder and such person will have been deemed to have become a holder of record of such shares. No Holder will, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends will be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Warrants.

                  6.2 Claims by Holders. All rights of action in respect of the Warrants will be vested in the respective Holders; provided, however, that no Holder will have the right to enforce, institute or maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the Warrants, unless (a) such Holder has previously given written notice to the Company of the substance of such dispute, and the Holders of at least 25% of the issued and outstanding Warrants have given written notice to the Company of their support for the institution of such proceeding to resolve such dispute,
(b) such Holder has previously given written notice to the Warrant Agent of the substance of such dispute and of the support for the institution of such proceeding and (c) the Warrant Agent has not instituted appropriate proceedings with respect to such dispute within 30 days following the date of such written notice to the Warrant Agent, it being understood and intended that the Warrant Agent has no obligation to institute proceedings and that no one or more Holders will have the right in any manner whatsoever to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any rights of the Holders, except in the manner described in this Section 6.2 for the equal and ratable benefit of all Holders. Except as described above, no Holder will have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Warrants.

                  6.3 Control of Litigation. The Bank will retain sole and exclusive control of the Litigation and will retain 100% of any recovery from the Litigation. The Holders will not have any right to control or manage the course or disposition of the Litigation or the proceeds of any recovery therefrom or any rights against the Company for any decision regarding the conduct of the Litigation or disposition of the Litigation for an amount less than the amount claimed in damages in the Litigation, regardless of the effect on the value of the Warrants.

                  6.4 Determination of Values. The determination of the Board of the Adjusted Litigation Recovery, the number of shares of Common Stock issuable upon exercise of a Warrant and the Exercise Price will be final, conclusive and binding upon the Holders.

                                  ARTICLE VII

                                  Miscellaneous

                  7.1 Information. So long as any Warrant remains outstanding, the Company will deliver to the Warrant Agent and the Holders its annual report to stockholders and any other documents that the Company, in its discretion, deems appropriate.

                  7.2 Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action will not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders will require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company will be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent will be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned will be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time will be considered in any such determination. Prior to executing any amendment or supplement to this Agreement, an Officer of the Company shall deliver to the Warrant Agent a certificate that states that the proposed supplement or amendment is in compliance with the terms of this Section 7.2.

                  7.3 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder will be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                  (a) If to the Company:

                           Fay L. Chapman
                           Senior Executive Vice President
                           Washington Mutual, Inc.
                           1201 Third Avenue, WMT 1601
                           Seattle, WA  98101
                           Telecopy:  (206) 461-5739

                           with a copy to:

                           David R. Wilson, Esq.
                           Heller Ehrman White & McAuliffe
                           701 Fifth Avenue
                           Seattle, WA  98104
                           Telecopy:  (206) 447-0849

                  (b) If to Warrant Agent:

                           Mellon Investor Services LLC
                           520 Pike Street, Suite 1220
                           Seattle, WA  98101
                           Attn:  U. Julie Roh

Any notice or communication mailed to a Holder will be mailed to the Holder at the Holder's address as it appears on the Certificate Register and will be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  7.4 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  7.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  7.6 Entire Agreement, Etc. (a) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof, and (b) this Agreement will not be assignable by operation of law or otherwise, except as provided herein with respect to any Successor Company or Successor Warrant Agent (any such other attempted assignment in contravention hereof being null and void).

                  7.7 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

                  7.8 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

                  7.9 Severability. If any provision of this Agreement or the application thereof to any person (including, without limitation, the officers and directors of the Warrant Agent and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                  7.10 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto, any benefit, right or remedies.

                  7.11 Successors. All agreements of the Company in this Agreement and the Warrant Certificates will bind its successors. All agreements of the Warrant Agent in this Agreement will bind its successors.

                  [Remainder of Page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                   WASHINGTON MUTUAL, INC.



                                   By:   /s/ Fay L. Chapman
                                         ______________________________________
                                         Name:  Fay L. Chapman
                                         Title: Senior Executive Vice President



                                   MELLON INVESTOR SERVICES LLC,
                                   as Warrant Agent,



                                   By:   /s/ U. Julie Roh
                                         ______________________________________
                                         Name:  U. Julie Roh
                                         Title: Assistant Vice President

                                                                     EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]

[Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) will act as the depositary until a successor will be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or Amount Recovered, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any Amount Recovered is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

                             WASHINGTON MUTUAL, INC.

                           LITIGATION TRACKING WARRANT

No.  _____

            Certificate for ________ Litigation Tracking Warrants to
                         Purchase Shares of Common Stock
                           of Washington Mutual, Inc.

THIS CERTIFIES THAT, _________, or registered assigns, is the registered holder of the number of Litigation Tracking Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Washington Mutual, Inc. (the "Company"), successor by merger to DIME BANCORP, INC., a Delaware corporation ("Dime"), the number of shares of Common Stock ("Warrant Shares"), no par value per share, of the Company (the "Common Stock") equal to the Adjusted Litigation Recovery divided by the product of (1) the Adjusted Stock Price, multiplied by (2) the Maximum Number of Warrants, multiplied by (3) the Dime Exchange Ratio (1.1232), at an exercise price per Warrant equal to the number of shares of Common Stock for which one Warrant is exercisable multiplied by the Exercise Price, if any. This Warrant Certificate will terminate and become void on the earliest of (i) the Close of Business on the last day of the Warrant Exercise Period, (ii) the Close of Business on the date the Litigation has been disposed of in a manner such that no shares of Common Stock or other securities or property will be issuable under the terms of the Warrants and (iii) the time and date such Warrant is exercised.


_____________________
         * To be included only if the Warrant is in global form.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions contained in a 2003 Amended and Restated Warrant Agreement dated as of March 11, 2003 as such agreement may be amended from time to time (the "Warrant Agreement"), between the Company, as successor to Dime, and Mellon Investor Services LLC, as successor to EquiServe Trust Company, N.A. and EquiServe Limited Partnership, as warrant agent (in such capacity, the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein will have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

         Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. Payment of the Exercise Price will be made by certified or official bank check or personal check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. No fractional Warrant Shares will be issued upon the exercise of any Warrant, but the Company will pay cash in lieu of a fractional share as provided in the Warrant Agreement.

         As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, each Warrant will be exercisable at any time from and from time to time during the Warrant Exercise Period only and will not be exercisable after the expiration of the Warrant Exercise Period.

         The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares may be, subject to certain conditions, adjusted.

         The Company may require payment of a sum sufficient to pay all taxes and other governmental charges in connection with the transfer or exchange of the Warrant Certificates.

         The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent will be affected by any notice to the contrary.

         The Warrants represent a contingent right to purchase shares of Common Stock with an aggregate value based on a portion of any proceeds that may be received by the Bank from the Litigation. There can be no assurance as to when the Litigation will be resolved or the amount of proceeds, if any, the Bank or the Company will receive therefrom. The Holders will not have any right to control or manage the course or disposition of the Litigation or the proceeds of any recovery therefrom.

         The Warrants do not entitle any holder hereof to any of the rights of a holder of any Common Stock or Preferred Stock of the Company.

         This Warrant Certificate will not be valid or obligatory for any purpose until it will have been countersigned by the Warrant Agent.

                                       WASHINGTON MUTUAL, INC.


                                       By ___________________________________

[SEAL]

Attest:  _____________________________
         Secretary


DATED:

Countersigned:
[_______________]
as Warrant Agent,

by ____________________________________
Authorized Signatory

                                                                   EXHIBIT B

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                             WASHINGTON MUTUAL, INC.



The undersigned hereby irrevocably elects to exercise [ ] Warrants at an exercise price per Warrant of $[ ] to acquire [ ] shares of Common Stock, no par value per share, of Washington Mutual, Inc. (the "Company"), on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company, and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered and delivered in the name and at the address specified below and delivered thereto.

Date:  ________________, ____



                                                     __________________________
                                                     (Signature of Owner)*



                                                     __________________________
                                                     (Street Address)



                                                     __________________________
                                                     (City) (State) (Zip Code)


                                                     __________________________
                                                     Signature Guaranteed by:


______________________
         * The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Name:__________________________________________________________________________

Social security or Federal tax identification number:__________________________

Street Address:________________________________________________________________

City, State and Zip Code:______________________________________________________

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Name:__________________________________________________________________________

Social security or Federal tax identification number:__________________________

Street Address:________________________________________________________________

City, State and Zip Code:______________________________________________________

                                                                      EXHIBIT C


The following exchanges of a part of this Global Warrant for definitive Warrants have been made:

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

         Re: Warrants to Purchase Common Stock (the "Warrants") of Washington Mutual, Inc. (the "Company")

         This Certificate relates to ____________ Warrants held in definitive form by ____________ (the "Transferor").

The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants. The Warrant Agent and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       [INSERT NAME OF TRANSFEROR]

                                       by ____________________________________

Date: ________________________________






                                      C-1